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                                                                      EXHIBIT 11
                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 13 to the Registration Statement on Form N-1A (the "Registration Statement") of our report dated January 22, 1998, relating to the financial statements and financial highlights appearing in the November 30, 1997 Annual Report to Shareholders of Thompson Plumb Funds, Inc., which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Shareholder Reports, Statements and Inquiries" in the Prospectus and under the headings "Counsel and Independent Accountants" and "Financial Statements" in the Statement of Additional Information.





/s/ Price Waterhouse LLP

Price Waterhouse LLP
Minneapolis, Minnesota
March 30, 1998